Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nano Dimension Ltd.:

We consent to the incorporation by reference in the registration statements on Form F-3 (Nos. 333-255960, 333-233905, 333-251155, 333-252848, 333-251004 and 333-249184,)  and Form S-8 (Nos. 333-214520 and 333-248419 and 333-269436)  of our report dated March 30, 2023, with respect to the consolidated financial statements of Nano Dimension Ltd.  and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel
March 30, 2023